Ford Motor Company
The American Road
Dearborn, Michigan


                           CONSENT OF COOPERS & LYBRAND


Re: Ford Motor Company Registration Statements Nos. 2-71847, 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043,
        33-36061, 33-39402, 33-50087, 33-50194, 33-50238, 33-54304,
        33-54344 and 33-54348 on Form S-8, and 2-42133, 33-32641,
        33-40638, 33-43085, 33-45887, 33-49927 and 33-55474 on
        Form S-3


We consent to the incorporation by reference in the above Registration Statements of our report dated February 1, 1994 to the Board of Directors and Stockholders of Ford Motor Company accompanying the financial statements of Ford Motor Company and Subsidiaries included in the Ford Motor Company Current Report on Form 8-K dated February 10, 1994.



COOPERS & LYBRAND

400 Renaissance Center
Detroit, Michigan 48243
February 14, 1994